SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549

                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                       Securities and Exchange Act of 1934


        Date of Report (Date of earliest event reported):  August 21, 2002


                     IBF VI - SECURED LENDING CORPORATION
            (Exact Name of Registrant as Specified in its Charter)


     Delaware                          333-71091                  52-2139510
(State of Incorporation)         (Commission File No.)          (IRS Employer
                                                             Identification No.)


                          1733 Connecticut Avenue, N.W.
                             Washington, D.C. 20009
       (Address of principal executive offices, including zip code)



                                  (202) 588-7500
             (Registrant's telephone number, including area code)

Item 5.  Other

         On December 3, 2001, the Securities and Exchange Commission commenced a formal investigation of the Company, its parent and certain of our affiliates. The Company was unable to reach a settlement with the SEC in connection with the investigation due, in large part, to the fact that the SEC indicated that a settlement would require the appointment of a receiver which, in our view, would have effectively required a discounted liquidation of our assets. In light of the nature of our assets, we believe that this course would lead to recovery of only a limited portion of asset value and thus would be detrimental to our bond holders. Accordingly, on June 7, 2002, IBF VI, our parent company, and an affiliated company filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code. The bankruptcy filings were undertaken to preserve investor value. We believe that the entities have sufficient liquidity, and have not experienced a material adverse change in the quality of their overall asset base. The petitions were filed in the United States Bankruptcy Court for the Southern District of New York (our Case No. 02-41591). No trustee, receiver, fiscal agent or similar officer has been appointed with respect to IBF VI, our parent, or our affiliate, which continue to operate their businesses as debtors in possession.

         On July 23, 2002, the Commission filed a complaint alleging, among other things, that the Company is operating unlawfully as an unregistered investment company in violation of the Investment Company Act of 1940 and that we misrepresented and omitted material facts in its offering and disclosure documents. With respect to IBF VI, the complaint seeks an injunction barring further violations of the securities laws, an order appointing a trustee to take possession of our assets, and disgorgement of all of our offering proceeds, among other things. The complaint was filed in the United States District Court for the Southern District of New York and is titled Securities and Exchange Commission v. IBF Collateralized Finance Corporation, IBF VI - Secured Lending Corporation, InterBank Funding Corporation and Simon A. Hershon. We believe that this action by the SEC is without merit and we intend to vigorously defend it.

Item 7.  Financial Statements and Exhibits

         In light of our recent voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code and the Commission's investigation and complaint, the Company has determined to file monthly reports on Form 8-K in lieu of the quarterly reports on Form 10-Q. The financial statements that are included in this filing, which cover the periods June 7 through June 30, 2002 and July 1 through July 31, 2002 have also been submitted to the Bankruptcy Court. These reports have not been prepared in accordance with generally accepted accounting principals, or GAAP, in that they do not consolidate a subsidiary that is 100% owned by the Company because that subsidiary is a bankruptcy-remote entity and accordingly is not affected by the bankruptcy proceedings. The value of the Company's investment in the subsidiary is included on the balance sheet, however. The fair value assigned to the investments described in our financials are based on available information and do not necessarily represent amounts that might ultimately be realized, since such amounts depend on future circumstances. Investment valuation is conducted by management at least annually and more frequently if circumstances warrant. Unrealized appreciation or depreciation on investments as a result of changes in management's estimate of investment fair value is recorded on the statement of operations. Realized gains and losses include those amounts that result from the disposition of investments, as well as loan charge-offs and recoveries.


         (c)      Exhibits

                  Exhibit No.          Description

                  99.1 Unconsolidated, Unaudited Monthly Operating Reports dated June 30, 2002 and July 31, 2002



                               SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       IBF VI - SECURED LENDING CORPORATION



                                      /s/ SIMON A. HERSHON
                                            Simon A. Hershon
                                            Chief Executive Officer


Dated:  August 22, 2002